Exhibit 99.1

ADOBE’S PROPOSED ACQUISITION OF MACROMEDIA CLEARS U.S. DEPARTMENT OF JUSTICE REVIEW

SAN JOSE, Calif. - October 13, 2005 - Adobe Systems Incorporated (Nasdaq: ADBE) and Macromedia, Inc. (Nasdaq: MACR) today announced they have received clearance from the U.S. Department of Justice (DOJ) for Adobe’s proposed acquisition of Macromedia.  The closing of the transaction remains subject to regulatory approval in a few European jurisdictions. The companies continue to anticipate the transaction will close sometime this Fall.

On April 18, 2005, Adobe announced a definitive agreement to acquire Macromedia in an all-stock transaction. Pursuant to the terms of the acquisition agreement, holders of Macromedia common stock will receive 1.38 shares of Adobe common stock for each share of Macromedia common stock they own at the closing of the acquisition. In August, the stockholders of each company voted in favor of the transaction.

About Adobe Systems Incorporated

Adobe is the world’s leading provider of software solutions to create, manage and deliver high-impact, reliable digital content. For more information, visit www.adobe.com.

About Macromedia

Experience matters. Macromedia is motivated by the belief that great experiences build great businesses. Our software empowers millions of business users, developers, and designers to create and deliver effective, compelling, and memorable experiences - on the Internet, on fixed media, on wireless, and on digital devices.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include expectations about the timing of the merger and the satisfaction of closing conditions to the transaction, including the receipt of regulatory approvals. Actual results may differ materially from those contained in the forward-looking statements in this press release. Adobe and Macromedia undertake no obligation and do not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.